Exhibit 10.46

     The following table lists each executive officer of the Company who entered into a Stock Option Agreement in the form that follows, the date of such agreement, the exercise prices, and the number of performance-based options granted.


                                                                              NUMBER OF
       NAME                      DATE             EXERCISE PRICE           OPTIONS GRANTED
Joseph P. Henican, III           7/17/98          $    27.25               330,000
William E. Rowe                  7/17/98               27.25               330,000
Kenneth C. Budde                 7/17/98               27.25               165,000
Ronald H. Patron                 7/17/98               27.25               110,220
Gerard C. Alexander              7/17/98               27.25               110,220
Richard O. Baldwin, Jr.          7/17/98               27.25               165,000
Brian J. Marlowe                 7/17/98               27.25               165,000
Brent F. Heffron                 7/17/98               27.25               165,000
Raymond C. Knopke, Jr.           7/17/98               27.25               165,000
Lawrence B. Hawkins              7/17/98               27.25                33,000
Charles L. Tilis                 7/23/98               25.8l25              60,000
                                 11/1/98               23.0625              56,670





  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES ISSUED PURSUANT TO THE STEWART ENTERPRISES, INC. AMENDED AND RESTATED 1995
                   INCENTIVE COMPENSATION PLAN
     THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                      STOCK OPTION AGREEMENT
                         FOR THE GRANT OF
               NON-QUALIFIED STOCK OPTIONS UNDER THE
                     STEWART ENTERPRISES, INC.
       AMENDED AND RESTATED 1995 INCENTIVE COMPENSATION PLAN



     THIS AGREEMENT (the "Agreement") is effective as of July 23, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation ("SEI"), and ________ ________ ("Optionee").

     WHEREAS Optionee is a key employee of SEI, and SEI considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in SEI and an added incentive to advance the interests of SEI by possessing an option to purchase shares of the Class A common stock of SEI, no par value per share (the "Common Stock") in accordance with the Stewart Enterprises, Inc. Amended and Restated 1995 Incentive Compensation Plan (the "Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                I.

                          Grant of Option

     SEI hereby grants to Optionee effective July 23, 1998 (the "Date of Grant") the right, privilege and option to purchase ______ shares of Common Stock (the "Option") at an exercise price of $_______ per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II. below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


                                II.

                         Time of Exercise

     2.1 Subject to the provisions of the Plan, the other provisions of this Agreement and the provisions of any employment agreement between SEI and Optionee (the "Employment Agreement") with respect to performance-based options granted under the Plan, the Option shall become exercisable in full on the first day between July 23, 1998 and July 17, 2003 that the average of the "Closing Sale Prices" of a share of Common Stock for the 20 preceding consecutive trading days equals or exceeds $67.81. The average price of $67.81 per share reflects a 20% compounded annual increase in the price of a share of Common Stock over five years, beginning with the Closing Sale Price on the Nasdaq Stock Market on July 16, 1998. In determining whether the Option has become exercisable, the average of the "Closing Sale Prices" shall be rounded to the nearest $0.01, with $.005 and greater rounded up.

     If the conditions described in this Section 2.1 are not met by July 17, 2003, the Option may not be exercised and shall terminate immediately.

     2.2 "Closing Sale Price" is the closing sale price on the applicable date for shares of the Common Stock on an established stock exchange or any automated quotation system that provides sale quotations.

     2.3 The Option shall expire and may not be exercised later than July 31, 2004.

     2.4 Except as otherwise provided in the Employment Agreement, if Optionee's employment is terminated, other than as a result of death, disability or retirement on or after reaching age 65 or early retirement with the approval of the Board of Directors, the Option must be exercised, to the extent exercisable at the time of termination of employment, within the later of (i) 30 days after the date on which Optionee ceases to be an employee, or (ii) 30 days after the date on which the exercise of the Option and sale of the underlying securities will not cause the Optionee to incur a liability to SEI under Section 16 of the Securities Exchange Act of 1934, except that the Committee may upon request extend the period after termination of employment during which the Option may be exercised, but in no event later than July 31, 2004.

     2.5 If an Optionee ceases to be an employee because of retirement, as described in Section 2.4, or disability within the meaning of Section 22(e)(3) of the Code, the Option must be exercised, to the extent exercisable at the time of termination of employment, within one year from the date on which Optionee ceases to be an employee, but in no event later than July 31, 2004.

     2.6 In the event of Optionee's death, the Option must be exercised by his estate, or by the person to whom such right evolves from him by reason of his death, to the extent exercisable at the time of death, within one year from the date of death, but in no event later than July 31, 2004.

                               III.

                   Method of Exercise of Option

     Optionee may exercise all or a portion of the Option by delivering to SEI a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after SEI has received payment of the Exercise Price as provided in the Plan, the appropriate officer of SEI shall cause the transfer of title of the shares purchased to Optionee on SEI's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

                                IV.

                         Change of Control

     4.1 No later than 30 days after the approval by the Board of a Change of Control of the types described in Sections 12.11(a)(iii) and (iv) of the Plan, and no later than 30 days after a Change of Control of the types described in Sections 12.11(a)(i) and (ii) of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of Optionee, may act to effect one or more of the alternatives listed below, and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

          (a) require that the Option be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date any unexercised portion of the Option shall terminate,

          (b) provide for mandatory conversion, before or after such Change of Control, of all or part of the Option as specified by the Committee, in which event such Option or portion thereof shall be deemed automatically cancelled and SEI shall pay, or cause to be paid, to Optionee an amount in cash equal to the excess, if any, of the Change of Control Value of the shares subject to such Option or portion thereof, as defined and calculated below, over the exercise price of such Option or portion thereof, or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess,

          (c) make such equitable adjustments to the Option as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

          (d) provide that thereafter, upon any exercise of all or part of the Option, the Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock then covered by the Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) that the Optionee would have been entitled to receive pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 12.11(a)(iii) and (iv) of the Plan, if, immediately prior to such Change of Control, Optionee had been the holder of record of the number of shares of Common Stock then covered by the Option.

     4.2 For the purposes of paragraph (b) of Section 4.1 "Change of Control Value" shall be the amount determined by whichever of the following items is applicable:

          (a) the per share price to be paid to shareholders of SEI in any such merger, consolidation or other reorganization,

          (b) the price per share offered to shareholders of SEI in any tender offer or exchange offer whereby a Change of Control takes place, or

          (c) in all other events, the Fair Market Value per share of Common Stock otherwise issuable upon exercise of the Option being converted, as determined by the Committee and as of the date determined by the Committee to be the date of conversion of the Option.

          (d) In the event that the consideration offered to shareholders of SEI in any transaction described in this Section 4.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.


                                V.

                             Deferral

     Optionee may elect to defer receipt of all or any portion of the shares of Common Stock, or any payment of cash or other consideration in lieu thereof, that Optionee otherwise would receive upon exercise of the Option, pursuant to a deferral arrangement that may be established by the Committee and is in effect at the time of such election; provided, however, that the Committee shall have no obligation to establish or maintain any such arrangement.


                                VI.

                No Contract of Employment Intended

     Subject to the terms of any Employment Agreement that may be in effect from time to time, nothing in this Agreement shall confer upon Optionee any right to continue in the employment of SEI or any of its subsidiaries, or to interfere in any way with the right of SEI or any of its subsidiaries to terminate Optionee's employment relationship with SEI or any of its subsidiaries at any time, nor shall any references herein to any employment agreement imply that any such agreement is in effect or that the Optionee is entitled to enter into any such agreement with SEI.

                               VII.

                          Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.


                               VIII.

                        Non-Transferability

     The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.


                                IX.

                      Inconsistent Provisions

     The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. If any provision of this Agreement relating to the Option conflicts with any provision of the Employment Agreement, the provision in the Employment Agreement shall control.


     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              STEWART ENTERPRISES, INC.



                              By: ______________________
                                  ______________________
                                  Joseph P. Henican, III
                                  Vice Chairman of the Board of Directors
                                  and Chief Executive Officer


                              ___________________________
                              ____________________
                              Optionee